Exhibit 99.1
Ichor Holdings, Ltd. Announces Third Quarter 2026 Financial Results
FREMONT, Calif., November 2, 2026–Ichor Holdings, Ltd. (NASDAQ: ICHR), a leader in the design, engineering, and manufacturing of critical fluid delivery subsystems and components for semiconductor capital equipment, today announced third quarter 2026 financial results.
Third quarter 2026 highlights:
•Revenue of $328.7 million, up 12% compared to Q2 2026 and up 37% compared to Q3 2025;
•Gross margin of 15.8% on a GAAP basis and 16.0% on a non‑GAAP basis; and
•Earnings per share of $0.55 on a GAAP basis and $0.63 on a non-GAAP basis.
“We are pleased to report another quarter of strong growth and expanding profitability, as the strategic priorities we laid out a year ago continue to translate into results,” commented Phil Barros, Ichor’s CEO. “We are executing an exceptionally steep revenue ramp, with third-quarter revenues up nearly 50% from the fourth quarter of 2025. This unprecedented three-quarter revenue increase for Ichor, executed in parallel with three straight quarters of meaningful gross margin expansion, is driving strong earnings leverage during what we believe are still the early stages of the historic semiconductor cycle underway. The ongoing realignment of our global footprint into our volume manufacturing sites and the steady increase in proprietary Ichor content are delivering the operating model improvements we planned."

“Customer demand remains robust, with visibility extending well into 2027,” continued Mr. Barros. “Our outlook for the fourth quarter indicates continued sequential growth in revenues, gross margin, and earnings per share. We are investing to support our customers’ growth well beyond this year, and we expect the structural improvements in our operating model will help further earnings leverage as revenues continue to ramp.”

	Q3 2026	Q2 2026	Q3 2025
	(dollars in thousands, except per share amounts)
U.S. GAAP Financial Results:
Net sales	$328,699	$294,784	$239,296
Gross margin	15.8%	13.9%	4.6%
Operating margin	6.9%	2.4%	(8.1)%
Net income (loss)	$20,947	$998	$(22,853)
Diluted EPS	$0.55	$0.03	$(0.67)

	Q3 2026	Q2 2026	Q3 2025
	(dollars in thousands, except per share amounts)
Non-GAAP Financial Results:
Gross margin	16.0%	14.1%	5.1%
Operating margin	8.6%	5.5%	(4.8)%
Net income (loss)	$24,218	$12,172	$(14,411)
Diluted EPS	$0.63	$0.34	$(0.42)

U.S. GAAP Financial Results Overview
For the third quarter of 2026, revenue was $328.7 million, net income was $20.9 million, and diluted earnings per share (“diluted EPS”) was $0.55. This compares to revenue of $294.8 million and $239.3 million, net income (loss) of $1.0 million and $(22.9) million, and diluted EPS of $0.03 and $(0.67), for the second quarter of 2026 and third quarter of 2025, respectively.

Non-GAAP Financial Results Overview
For the third quarter of 2026, non-GAAP net income was $24.2 million and non-GAAP diluted EPS was $0.63. This compares to non-GAAP net income (loss) of $12.2 million and $(14.4) million, and non-GAAP diluted EPS of $0.34 and $(0.42), for the second quarter of 2026 and third quarter of 2025, respectively.

Fourth Quarter 2026 Financial Outlook
For the fourth quarter of 2026, we expect the following:

	Low-End	Mid-Point	High-End
Revenue	$345 million	$355 million	$365 million
GAAP diluted EPS	$0.50	$0.55	$0.60
Non-GAAP diluted EPS	$0.65	$0.70	$0.75
This outlook for non‑GAAP diluted EPS excludes amortization of intangible assets of approximately $1.9 million and share-based compensation expense of approximately $4.0 million, as well as the related income tax effects. Non-GAAP diluted EPS should be considered in addition to, but not as a substitute for, our financial information presented in accordance with GAAP.

Balance Sheet and Cash Flow Results
We ended the third quarter of 2026 with cash and cash equivalents of $213.5 million, a decrease of $43.0 million from the prior quarter and an increase of $115.2 million from the prior year ended December 26, 2025.
The decrease of $43.0 million for the third quarter of 2026 was due to net cash used in operating activities of $28.8 million, capital expenditures of $10.7 million, issuance of ordinary shares under share-based compensation plans net of employees' taxes paid upon vesting of restricted share units of $1.9 million, and payments on credit facilities of $1.6 million. The increase of $115.2 million from the prior year ended December 26, 2025 was primarily due to net proceeds of $195.4 million from our issuance of 2.5 million ordinary shares, partially offset by net cash used in operating activities of $47.6 million, capital expenditures of $25.5 million, payments on credit facilities of $4.7 million, and the issuance of ordinary shares under share-based compensation plans net of employees' taxes paid upon vesting of restricted share units of $2.3 million.
Our cash used in operating activities of $28.8 million for the third quarter of 2026 consisted of an increase in our net operating assets and liabilities of $58.8 million, partially offset by net income of $20.9 million and net non-cash charges of $9.1 million. Net non-cash charges consist primarily of depreciation and amortization of $7.5 million and share-based compensation expense of $2.8 million, partially offset by unfavorable changes in deferred income taxes of $1.3 million.
Our cash used in operating activities of $47.6 million for the nine months ended September 25, 2026 consisted of an increase in our net operating assets and liabilities of $103.5 million, partially offset by net non-cash charges of $36.4 million, consisting primarily of depreciation and amortization of $22.4 million, share-based compensation expense of $11.2 million, loss on disposal of equipment of $1.3 million, and the impairment of lease right-of-use assets of $0.9 million, and a net income of $19.5 million.
The increase in our net operating assets and liabilities of $58.8 million during the third quarter of 2026 was primarily due to an increase in inventory of $39.5 million and an increase in accounts receivable of $36.0 million, partially offset by an increase in accrued and other liabilities of $7.2 million, an increase in accounts payable of $7.1 million, and a decrease in prepaid expenses and other assets of $2.4 million.
The increase in our net operating assets and liabilities of $103.5 million for the nine months ended September 25, 2026 was primarily due to an increase in inventory of $98.4 million and an increase in accounts receivable of $70.1 million, partially offset by an increase in accounts payable of $50.1 million, and an increase in accrued and other liabilities of $7.8 million, and a decrease in prepaid expenses and other assets of $7.1 million.

Use of Non-GAAP Financial Results
In addition to U.S. GAAP ("GAAP") results, this press release also contains non-GAAP financial results, including non‑GAAP gross profit, non‑GAAP operating income, non‑GAAP net income (loss), non‑GAAP diluted EPS, and free cash flow. Management uses non-GAAP metrics to evaluate our operating and financial results. We believe the presentation of non-GAAP results is useful to investors for analyzing business trends and comparing performance to prior periods, along with enhancing investors’ ability to view our results from management’s perspective. Non-GAAP gross profit, operating income, and net income are defined as: gross profit, operating income (loss), or net income (loss), respectively, excluding (1) amortization of intangible assets, share-based compensation expense, and discrete or infrequent charges and gains that are outside of normal business operations, including transaction-related costs, restructuring plan costs, loss on extinguishment of debt, contract and legal settlement gains and losses, facility shutdown costs, and severance costs associated with reduction-in-force programs, to the extent they are present in gross profit, operating income (loss), and net income (loss), respectively; and (2) the tax impacts associated with these non-GAAP adjustments, as well as non-recurring discrete tax items, including the impact of deferred tax asset valuation allowances. All non-GAAP adjustments are presented on a gross basis; the related income tax effects, including current and deferred income tax expense, are included in the adjustment line under the heading "Tax adjustments related to non-GAAP adjustments." Non-GAAP diluted EPS is defined as non-GAAP net income divided by weighted average diluted ordinary shares outstanding during the period. Non-GAAP gross margin and non-GAAP operating margin are defined as non-GAAP gross profit and non-GAAP operating income, respectively, divided by net sales. Free cash flow is defined as cash provided by or used in operating activities, less capital expenditures. Tables showing these metrics on a GAAP and non-GAAP basis, with reconciliation footnotes thereto, are included at the end of this press release. Beginning in the second quarter of 2026, we revised the definition of non-GAAP financial measures to no longer exclude inventory impairment charges. Prior period non-GAAP financial measures have been recast to conform to our current definition.
Non-GAAP results have limitations as analytical tools, and you should not consider them in isolation or as substitutes for our results reported under GAAP. Other companies may calculate non-GAAP results differently or may use other measures to evaluate their performance, both of which could reduce the usefulness of our non-GAAP results as tools for comparison.
Because of these limitations, you should consider non-GAAP results alongside other financial performance measures and results presented in accordance with GAAP. In addition, in evaluating non-GAAP results, you should be aware that in the future we will incur expenses such as those that are the subject of adjustments in deriving non-GAAP results, and you should not infer from our presentation of non-GAAP results that our future results will not be affected by these expenses or other discrete or infrequent charges and gains that are outside of normal business operations.

Conference Call
We will conduct a conference call to discuss our third quarter 2026 results and business outlook today at 1:30 p.m. PT.
To listen to a live webcast of the call, please visit our investor relations website at https://ir.ichorsystems.com, or go to the live link at https://www.webcast-eqs.com/ichorq3_26.
To listen via telephone, please call (877) 407‑0989 (domestic) or +1 (201) 389‑0921 (international), conference ID: 13762912. After the call, an on-demand replay will be available at the same webcast link.

About Ichor
Ichor is a leader in the design, engineering, and manufacturing of critical gas delivery subsystems and precision components for semiconductor capital equipment as well as commercial space and defense applications. We combine expertise in gas delivery system integration with the design and manufacturing of components used within these systems, providing semiconductor equipment manufacturers with a comprehensive supply partner. Our gas delivery subsystems precisely deliver, monitor, and control the specialized gases used in semiconductor manufacturing processes such as etch and deposition, as well as advanced lithography. Our broader capabilities include precision machining, weldments, and chemical delivery subsystems. We are headquartered in Fremont, California. https://ir.ichorsystems.com.
We use a 52- or 53-week fiscal year ending on the last Friday in December. The three-month periods ended September 25, 2026, June 26, 2026, and September 26, 2025 were each 13 weeks. References to the third quarter of 2026, second quarter of 2026, and third quarter of 2025 relate to the three-month periods then ended. Our fiscal years ended December 25, 2026 and December 26, 2025 are each 52 weeks. References to 2026 and 2025 relate to the fiscal years then ended.

Safe Harbor Statement
Certain statements in this press release are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “anticipate,” “believe,” “contemplate,” “designed,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “intend,” “may,” “outlook,” “plan,” “predict,” “project,” “see,” “seek,” “target,” “would” and similar expressions or variations or negatives of these words are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Examples of forward-looking statements include, but are not limited to, statements regarding our outlook for our fourth fiscal quarter of 2026 and beyond, statements regarding the current business environment, revenue levels in 2026 and beyond, manufacturers’ investment in wafer fabrication equipment, our investment in research and development of new products, acquiring new business, and company and industry growth and performance in 2026 and beyond, as well as any other statement that does not directly relate to any historical fact. Such forward-looking statements are based on management’s current expectations about future events as of the date hereof and involve many risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Our actual results and outcomes could differ materially from those included in these forward-looking statements as a result of various factors, including, but not limited to: geopolitical, economic, and market conditions, including high inflation, changes to tax, trade, fiscal and monetary policy, high interest rates, currency fluctuations, challenges in the supply chain and any disruptions in the global economy as a result of the conflicts in Iran, Ukraine and the Middle East; being unable to attract, hire, integrate and retain key personnel and other necessary employees; dependence on expenditures by manufacturers and cyclical downturns in the semiconductor capital equipment industry; reliance on a very small number of original equipment manufacturers ("OEMs") for a significant portion of sales; negotiating leverage held by our customers; competitiveness and rapid evolution of the industries in which we participate; keeping pace with developments in the industries we serve and with technological innovation generally; designing, developing and introducing new products that are accepted by OEMs in order to retain our existing customers and obtain new customers; becoming involved in litigation and regulatory proceedings, which could require significant attention from our management and result in significant expense to us and disruptions in our business; managing our manufacturing and procurement process effectively; defects in our products that could damage our reputation, decrease market acceptance of our products, and result in potentially costly litigation; and our dependence on a limited number of suppliers. Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission (the “SEC”), including other risks, relevant factors, and uncertainties identified in the "Risk Factors" section of our Annual Report on Form 10‑K for the year ended December 26, 2025 and any other periodic reports or other documents that we may file with the SEC.
All forward-looking statements in this press release are based upon information available to us as of the date hereof, and qualified in their entirety by this cautionary statement. We undertake no obligation to update or revise any forward-looking statements contained herein, whether as a result of actual results, changes in our expectations, future events or developments, or otherwise, except as required by law.
Contact:
Greg Swyt, CFO 510-897-5200
Claire McAdams, IR & Strategic Initiatives 530-265-9899
ir@ichorsystems.com
Source: Ichor Holdings, Ltd.

ICHOR HOLDINGS, LTD.
Consolidated Balance Sheets
(in thousands, except share and per share amounts)
(unaudited)

	September 25, 2026	June 26, 2026	December 26, 2025	September 26, 2025
Assets
Current assets:
Cash and cash equivalents	$213,503	$256,456	$98,290	$92,500
Accounts receivable, net	140,607	104,652	70,514	84,400
Inventories	330,242	290,707	231,794	241,680
Prepaid expenses and other current assets	18,509	7,511	9,531	6,362
Total current assets	702,861	659,326	410,129	424,942
Property and equipment, net	105,204	107,840	103,922	110,373
Operating lease right-of-use assets	30,690	31,364	35,046	37,059
Other noncurrent assets	13,338	13,569	13,638	14,208
Deferred tax assets, net	4,452	4,374	4,337	2,116
Intangible assets, net	34,539	36,416	40,405	42,483
Goodwill	335,402	335,402	335,402	335,402
Total assets	$1,226,486	$1,188,291	$942,879	$966,583
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$136,009	$125,717	$84,007	$92,600
Accrued liabilities	24,988	18,522	17,479	18,315
Other current liabilities	18,166	15,565	10,602	9,488
Current portion of long-term debt	6,250	6,250	6,250	6,250
Current portion of lease liabilities	11,990	12,093	11,250	11,337
Total current liabilities	197,403	178,147	129,588	137,990
Long-term debt, less current portion, net	112,823	114,308	117,278	117,201
Lease liabilities, less current portion	20,676	21,491	25,413	28,334
Deferred tax liabilities, net	2,552	3,781	1,961	1,555
Other noncurrent liabilities	5,104	5,067	4,753	5,326
Total liabilities	338,558	322,794	278,993	290,406
Shareholders’ equity:
Preferred shares ($0.0001 par value; 20,000,000 shares authorized; zero shares issued and outstanding)	—	—	—	—
Ordinary shares ($0.0001 par value; 200,000,000 shares authorized; 37,557,045, 37,383,592, 34,433,776, and 34,377,891 shares outstanding, respectively; 37,557,045, 37,383,592, 38,871,215, and 38,815,330 shares issued, respectively)	4	4	3	3
Additional paid-in capital	737,378	735,894	624,391	620,721
Treasury shares at cost (0, 0, 4,437,439, and 4,437,439 shares, respectively)	—	—	(91,578)	(91,578)
Retained earnings	150,546	129,599	131,070	147,031
Total shareholders’ equity	887,928	865,497	663,886	676,177
Total liabilities and shareholders’ equity	$1,226,486	$1,188,291	$942,879	$966,583

ICHOR HOLDINGS, LTD.
Consolidated Statement of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 25, 2026	June 26, 2026	September 26, 2025	September 25, 2026	September 26, 2025
Net sales	$328,699	$294,784	$239,296	$879,551	$724,046
Cost of sales	276,651	253,801	228,227	754,262	657,253
Gross profit	52,048	40,983	11,069	125,289	66,793
Operating expenses:
Research and development	5,820	7,772	5,898	19,122	17,482
Selling, general, and administrative	21,541	24,105	22,519	68,211	68,515
Amortization of intangible assets	1,877	1,911	2,077	5,866	6,233
Total operating expenses	29,238	33,788	30,494	93,199	92,230
Operating income (loss)	22,810	7,195	(19,425)	32,090	(25,437)
Interest expense, net	440	1,453	1,653	3,571	4,934
Other expense, net	99	332	1,092	754	1,366
Income (loss) before income taxes	22,271	5,410	(22,170)	27,765	(31,737)
Income tax expense	1,324	4,412	683	8,289	5,083
Net income (loss)	$20,947	$998	$(22,853)	$19,476	$(36,820)
Net income (loss) per share:
Basic	$0.56	$0.03	$(0.67)	$0.54	$(1.08)
Diluted	$0.55	$0.03	$(0.67)	$0.53	$(1.08)
Shares used to compute net income (loss) per share:
Basic	37,478,751	35,397,839	34,346,172	35,827,875	34,174,639
Diluted	38,162,523	36,302,279	34,346,172	36,561,346	34,174,639

ICHOR HOLDINGS, LTD.
Consolidated Statements of Cash Flows
(in thousands) (unaudited)

	Three Months Ended			Nine Months Ended
	September 25, 2026	June 26, 2026	September 26, 2025	September 25, 2026	September 26, 2025
Cash flows from operating activities:
Net income (loss)	$20,947	$998	$(22,853)	$19,476	$(36,820)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	7,497	7,203	7,404	22,354	23,461
Impairment of inventory	—	—	16,713	—	16,713
Share-based compensation	2,796	4,529	4,221	11,158	12,571
Impairment of lease right-of-use assets	—	938	359	938	1,651
Deferred income taxes	(1,307)	1,118	927	476	2,200
Loss on disposal of equipment	—	1,282	475	1,282	475
Amortization of debt issuance costs	77	77	117	232	349
Loss on extinguishment of debt	—	—	169	—	169
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	(35,955)	(11,585)	(3,579)	(70,093)	2,219
Inventories	(39,535)	(38,408)	980	(98,448)	(8,291)
Prepaid expenses and other assets	2,390	1,808	2,789	7,054	7,566
Accounts payable	7,080	15,686	2,343	50,148	1,875
Accrued liabilities	7,011	1,378	2,483	7,858	2,788
Other liabilities	173	(899)	(3,301)	(53)	(6,210)
Net cash provided by (used in) operating activities	(28,826)	(15,875)	9,247	(47,618)	20,716
Cash flows from investing activities:
Capital expenditures	(10,708)	(7,768)	(7,148)	(25,541)	(32,920)
Net cash used in investing activities	(10,708)	(7,768)	(7,148)	(25,541)	(32,920)
Cash flows from financing activities:
Issuance of ordinary shares, net of fees and expenses	—	195,380	—	195,380	—
Issuance of ordinary shares under share-based compensation plans	604	1,418	618	6,788	5,272
Employees' taxes paid upon vesting of restricted share units	(2,461)	(4,226)	(601)	(9,109)	(3,647)
Debt issuance and modification costs	—	—	(1,215)	—	(1,215)
Proceeds from term loan	—	—	57,003	—	57,003
Repayments on term loan	(1,562)	(1,562)	(57,628)	(4,687)	(61,378)
Net cash provided by (used in) financing activities	(3,419)	191,010	(1,823)	188,372	(3,965)
Net increase (decrease) in cash	(42,953)	167,367	276	115,213	(16,169)
Cash at beginning of period	256,456	89,089	92,224	98,290	108,669
Cash at end of period	$213,503	$256,456	$92,500	$213,503	$92,500
Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$1,930	$1,910	$2,773	$5,799	$7,117
Cash paid during the period for taxes, net of refunds	$1,010	$1,148	$585	$1,472	$1,884
Supplemental disclosures of non-cash activities:
Capital expenditures included in accounts payable	$5,480	$2,268	$3,967	$5,480	$3,967
Right-of-use assets obtained in exchange for new operating lease liabilities	$1,547	$—	$483	$3,971	$1,256

ICHOR HOLDINGS, LTD.
Reconciliation of U.S. GAAP Gross Profit to Non-GAAP Gross Profit
(dollars in thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 25, 2026	June 26, 2026	September 26, 2025	September 25, 2026	September 26, 2025
U.S. GAAP gross profit	$52,048	$40,983	$11,069	$125,289	$66,793
Non-GAAP adjustments:
Share-based compensation	708	632	773	1,885	2,254
Facility shutdown costs (1)	—	—	341	—	698
Other (2)	—	—	10	—	1,171
Non-GAAP gross profit	$52,756	$41,615	$12,193	$127,174	$70,916
U.S. GAAP gross margin	15.8%	13.9%	4.6%	14.2%	9.2%
Non-GAAP gross margin	16.0%	14.1%	5.1%	14.5%	9.8%
(1)Represents costs associated with the exit from our Scotland and Korea operations. Included in this amount for the third quarter of 2025 and for the nine months ended September 26, 2025 are severance costs associated with affected employees of $0.3 million and $0.7 million, respectively.
(2)Represents severance costs associated with our global reduction-in-force programs (other than severance costs associated with the exit from our Scotland and Korea operations, as described above).

ICHOR HOLDINGS, LTD.
Reconciliation of U.S. GAAP Operating Income (Loss) to Non-GAAP Operating Income
(dollars in thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 25, 2026	June 26, 2026	September 26, 2025	September 25, 2026	September 26, 2025
U.S. GAAP operating income (loss)	$22,810	$7,195	$(19,425)	$32,090	$(25,437)
Non-GAAP adjustments:
Share-based compensation	2,796	4,529	4,221	11,158	12,571
Amortization of intangible assets	1,877	1,911	2,077	5,866	6,233
Settlement loss (1)	779	—	—	779	—
Restructuring plan costs (2)	—	2,661	873	3,210	873
Facility shutdown costs (3)	4	44	618	162	3,940
Other (4)	87	—	68	87	1,408
Non-GAAP operating (loss) income	$28,353	$16,340	$(11,568)	$53,352	$(412)
U.S. GAAP operating margin	6.9%	2.4%	(8.1)%	3.6%	(3.5)%
Non-GAAP operating margin	8.6%	5.5%	(4.8)%	6.1%	(0.1)%
(1)During the third quarter of 2026, we recorded a loss accrual of $0.8 million relating to expected settlements of employment-related legal matters.
(2)Represents the costs associated with our Consolidation Restructuring Plan. Included in this amount for the second quarter of 2026, the third quarter of 2025, the nine months ended September 25, 2026, and the nine months ended September 26, 2025 are: (i) fixed asset charges of $1.3 million, $0.5 million, $1.4 million, and $0.5 million, respectively; (ii) ROU asset impairment costs of $0.9 million, $0.4 million, $0.9 million, and $0.4 million, respectively; and (iii) other direct and incremental restructuring related costs of $0.5 million, $0.0 million, $0.9 million, and $0.0 million, respectively.
(3)Represents costs associated with the exit from our Scotland and Korea operations. Included in this amount for the second quarter of 2026, the third quarter of 2025, the nine months ended September 25, 2026, and the nine months ended September 26, 2025 are: (i) other direct and incremental facility exit-related costs of $0.1 million, $0.1 million, $0.2 million, and $0.7 million, respectively; (ii) severance costs associated with affected employees of $0.0 million, $0.5 million, $0.0 million, and $1.3 million, respectively (iii) ROU asset impairment costs of $0.0 million, $0.0 million, $0.0 million, and $1.3 million, respectively; and (iv) fixed asset charges of $0.0 million, $0.0 million, $0.0 million, and $0.6 million, respectively.
(4)Represents severance costs associated with our global reduction-in-force programs (other than severance costs associated with the exit from our Scotland and Korea operations, as described above).

ICHOR HOLDINGS, LTD.
Reconciliation of U.S. GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 25, 2026	June 26, 2026	September 26, 2025	September 25, 2026	September 26, 2025
U.S. GAAP net income (loss)	$20,947	$998	$(22,853)	$19,476	$(36,820)
Non-GAAP adjustments:
Share-based compensation	2,796	4,529	4,221	11,158	12,571
Amortization of intangible assets	1,877	1,911	2,077	5,866	6,233
Settlement loss (1)	779	—	—	779	—
Restructuring plan costs (2)	—	2,661	873	3,210	873
Facility shutdown costs (3)	4	44	618	162	3,940
Other (4)	87	—	68	87	1,408
Loss on extinguishment of debt (5)	—	—	667	—	667
Tax adjustments related to non-GAAP adjustments (6)	(2,272)	2,029	172	939	401
Tax expense from valuation allowance (7)	—	—	(254)	—	83
Non-GAAP net income (loss)	$24,218	$12,172	$(14,411)	$41,677	$(10,644)
U.S. GAAP diluted EPS	$0.55	$0.03	$(0.67)	$0.53	$(1.08)
Non-GAAP diluted EPS	$0.63	$0.34	$(0.42)	$1.14	$(0.31)
Shares used to compute non-GAAP diluted EPS	38,162,523	36,302,279	34,346,172	36,561,346	34,174,639
(1)During the third quarter of 2026, we recorded a loss accrual of $0.8 million relating to expected settlements of employment-related legal matters.
(2)Represents the costs associated with our Consolidation Restructuring Plan. Included in this amount for the second quarter of 2026, the third quarter of 2025, the nine months ended September 25, 2026, and the nine months ended September 26, 2025 are: (i) fixed asset charges of $1.3 million, $0.5 million, $1.4 million, and $0.5 million, respectively; (ii) ROU asset impairment costs of $0.9 million, $0.4 million, $0.9 million, and $0.4 million, respectively; and (iii) other direct and incremental restructuring related costs of $0.5 million, $0.0 million, $0.9 million, and $0.0 million, respectively.
(3)Represents costs associated with the exit from our Scotland and Korea operations. Included in this amount for the second quarter of 2026, the third quarter of 2025, the nine months ended September 25, 2026, and the nine months ended September 26, 2025 are: (i) other direct and incremental facility exit-related costs of $0.1 million, $0.1 million, $0.2 million, and $0.7 million, respectively; (ii) severance costs associated with affected employees of $0.0 million, $0.5 million, $0.0 million, and $1.3 million, respectively (iii) ROU asset impairment costs of $0.0 million, $0.0 million, $0.0 million, and $1.3 million, respectively; and (iv) fixed asset charges of $0.0 million, $0.0 million, $0.0 million, and $0.6 million, respectively.
(4)Represents severance costs associated with our global reduction-in-force programs (other than severance costs associated with the exit from our Scotland and Korea operations, as described above).
(5)In September 2025, we entered into an amended and restated credit agreement, which includes a group of financial institutions as direct lenders underlying the agreement. Under the debt modification literature codified in ASC 470, a portion of the refinance was treated as an extinguishment. Accordingly, $0.2 million of existing capitalized deferred issuance costs were written off as a loss on extinguishment of debt and $0.5 million of third-party and lender fees were expensed as incurred.
(6)Represents the income tax effect of the adjustments used to reconcile GAAP net income (loss) to non-GAAP net income (loss). The tax effect is determined by calculating an estimated annual effective tax rate on non-GAAP pre-tax income or loss using principles consistent with ASC 740-270. This calculation is based primarily on forecasted annual non-GAAP pre-tax income or loss by jurisdiction and the applicable statutory tax rates in those jurisdictions (including the impact of applicable tax holidays and valuation allowances which may limit or eliminate the tax effect of certain adjustments), applying that rate to non-GAAP year-to-date consolidated pre-tax income or loss, and adjusting for discrete tax items. For the U.S. jurisdiction, the Company used the actual year-to-date effective tax rate as the best estimate of the annual effective tax rate for the third quarter of 2026 and the nine months ended September 25, 2026 because an annual effective tax rate could not be reliably estimated as a result of projected full-year ordinary income being approximately breakeven. For the three months ended September 25, 2026, June 26, 2026, and September 26, 2025, and the nine months ended September 25, 2026 and September 26, 2025, on a GAAP and non-GAAP basis the United States maintains a valuation allowance against its deferred tax assets and is the primary jurisdiction impacted by the non-GAAP adjustments. The tax effect of the non-GAAP adjustments is primarily driven by the forecasted mix of earnings in domestic and international jurisdictions.
(7)During the first quarter of 2025, we recorded a valuation allowance against the deferred tax assets of our Scotland and Korea operations. During the third quarter, we reversed the valuation allowance on our Scotland deferred tax assets due to a change in the facts and circumstances around our ability to utilize our deferred tax assets.

ICHOR HOLDINGS, LTD.
Reconciliation of U.S. GAAP Net Cash Provided by Operating Activities to Free Cash Flow
(in thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 25, 2026	June 26, 2026	September 26, 2025	September 25, 2026	September 26, 2025
Net cash provided by (used in) operating activities	$(28,826)	$(15,875)	$9,247	$(47,618)	$20,716
Capital expenditures	(10,708)	(7,768)	(7,148)	(25,541)	(32,920)
Free cash flow	$(39,534)	$(23,643)	$2,099	$(73,159)	$(12,204)